SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 13, 2008, George M.C. Fisher, former chairman of the board and chief executive officer of Motorola, Inc. and Eastman Kodak Company, informed the company of his intent to retire from the company’s board of directors at the expiration of his current term on April 21, 2008. Mr. Fisher, 67, has served as a Lilly director since 2000.
On February 18, 2008, the board of directors elected Michael L. Eskew, former chairman of the board and chief executive officer of United Parcel Service, Inc. (UPS), as a director to serve an interim term until April 21, 2008. The board also nominated Mr. Eskew to stand for election at the company’s annual meeting of shareholders (to be held on April 21, 2008) for a three-year term ending in April 2011. He will serve on the company’s Audit and Compensation committees. Mr. Eskew, 58, began his UPS career in 1972, and served as chairman and CEO of UPS from 2002 until his retirement in December 2007. He serves on the boards of directors of UPS, IBM, and the 3M Corporation.
As previously announced, Sidney Taurel, chairman of the board and chief executive officer of the company, will retire as chief executive officer as of March 31, 2008, and as chairman and a member of the board of directors as of December 31, 2008. On April 1, 2008, John C. Lechleiter, Ph. D., currently president and chief operating officer, will become president and chief executive officer.
On February 18, 2008, the compensation committee of the board of directors approved compensation for Dr. Lechleiter in his new role. Effective April 1, 2008, Dr. Lechleiter will receive the following annualized base salary and target non-equity incentive plan compensation (both figures are shown as if they were paid for a full year, but will actually be paid only for the nine months from April through December 2008):
     Annualized Base Salary — $1,400,000
     Annualized Non-equity Incentive Plan Compensation Target — $1,960,000*
* This amount represents the target bonus under the Bonus Plan, assuming the annualized base salary was paid for the entire calendar year. Actual bonuses paid for a given calendar year will be calculated on actual base salary earnings for the year. Payouts may vary from zero to 200 percent of the target amount, depending on the company’s results relative to predetermined corporate performance measures that are based 25 percent on sales growth and 75 percent on earnings-per-share growth (adjusted for unusual items in accordance with predetermined criteria).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ James B. Lootens
	Name:	James B. Lootens
	Title:	Secretary and Deputy General Counsel

Dated: February 19, 2008

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